Quarterly Investor Update FIRST QUARTER F ISCAL YEAR 2023 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation2 FORWARD LOOKING STATEMENTS This investor update contains “forward-looking statements” which are made in good faith by Pathward Financial, Inc.TM (the “Company”) pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: future operating results including our earnings per share guidance and related performance expectations; the impact of measures expected to increase efficiencies or reduce expenses; customer retention; loan and other product demand; expectations concerning acquisitions and divestitures; new products and services; credit quality; the level of net charge-offs and the adequacy of the allowance for loan and lease losses; technology; and the Company's employees. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events, including the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine; our ability to achieve brand recognition for Pathward equal to or greater than currently enjoyed for MetaBank; our ability to successfully implement measures designed to reduce expenses and increase efficiencies; changes in trade, monetary, and fiscal policies and laws, including actual changes in interest rates and the Fed Funds rate; changes in tax laws; the strength of the United States' economy, and the local economies in which the Company operates; inflation, market, and monetary fluctuations; the timely and efficient development of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the ability of the Company’s subsidiary Pathward™, N.A. (“Pathward”) to maintain its Durbin Amendment exemption; the risks of dealing with or utilizing third parties, including, in connection with the Company’s prepaid card and tax refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; changes in financial services laws and regulations, including laws and regulations relating to the tax refund industry and the insurance premium finance industry; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by Pathward of its status as a well-capitalized institution, changes in consumer spending and saving habits; losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2022 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason.

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Since our founding, we have worked to advance financial inclusion. We seek out diverse partners, including fintechs, affinity groups, government agencies, and other banks and work with them to identify markets where people and businesses are underserved. Our national bank charter, coordination with regulators, and deep understanding of risk mitigation and compliance allow us to guide our partners and deliver financial products, services and funding to the people and businesses who need them the most. We are powering financial inclusion for allTM. AT PATHWARD, LEADING THE WAY TO FINANCIAL ACCESS IS THE HEART OF OUR BUSINESS. 3

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation4 Pathward’s Unique Business Model Pathward’s resilient model secures low-cost funding1 via BaaS payments relationships, earns an outsized proportion of consistent payment fees, and operates a collateralized lending platform that outperforms in down-cycles BaaS Payments Platform Funding BaaS Payments Platform Fees Asset-Backed Lending Income 1 See slide 13 (Low-cost Deposits) for additional detail on deposit costs.

2 3 4 1 Record of strong earnings growth and profitability above banking industry averages Resilient Commercial Finance loan portfolio produces attractive returns throughout economic cycles Experienced leader in fast-growing Banking as a Service (BaaS) sector, with diversified portfolio of high-quality financial partners Highly advantageous national bank charter, with well-developed risk mitigation and compliance capabilities Why Invest? Excess capital generating business enables ongoing return of value to shareholders 5

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation6 Record of Strong Earnings Growth and Profitability1 2.20% 1.71% 1.12% 1.55% 1.45% 1.74% 1.88% 1.42% 2018 2019 2020 2021 2022 YTD23 Return on Average Assets2 ROAA inclusive of one-time items Net Interest Margin Return on Average Tangible Equity2 35.42% 35.51% 16.78% 22.34% 21.87% 28.66% 30.25% 29.55% 2018 2019 2020 2021 2022 YTD23 ROATE inclusive of one-time items Earnings Per Common Share $5.26 $0.98 $1.67 $2.49 $2.94 $4.38 $4.49 $0.81$0.16 $0.39 $0.56 $0.84 $0.78 2018 2019 2020 2021 2022 YTD23 EPS inclusive of one-time items 1FY18-FY21 display GAAP earnings; FY22 and YTD23 reflect GAAP and Adjusted earnings. See appendix for non-GAAP reconciliations 3.14% 4.91% 4.09% 3.83% 4.84% 5.62% 2018 2019 2020 2021 2022 YTD23 1st Quarter Earnings 2YTD23 is annualized.

Pathward’s track record of profitability, combined with its commitment to maintaining the size of its balance sheet, enables the return of the majority of earnings through repurchases and dividends. Targeting regulatory capital leverage ratio above 8% and total risk weighted capital ratio above 12%. Paid dividend every quarter dating back to 1994. Executed $24.9 million of share repurchases in 1Q23. Pathward Financial, Inc, (Nasdaq: CASH) | Quarterly Investor Presentation7 Return of Capital to Shareholders HIGHLIGHTS Generation of Excess Capital Enables Ongoing Return of Value to Shareholders $448.2M TOTAL SHARE REPURCHASES 1Q19 TO 1Q23 $28.7M TOTAL DIVIDENDS PAID 1Q19 TO 1Q23 Capital Returned to Shareholders Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. 39,405,508 28,211,239 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 Common Shares Outstanding

Continued Progress on Key Strategic Initiatives

OPTIMIZE INTEREST-EARNING PORTFOLIO, TO EMPHASIZE HIGHER-RETURN ASSETS

- *Improved yield on earning assets to 5.70% for 1Q23 as compared to 4.69% for 1Q22.*
- *Grew commercial finance loans by $209 million, or 7%, from December 31, 2021.*
- *$1.9 billion securities portfolio provides cash flow for future commercial finance loan growth.*

OPTIMIZE DEPOSIT MIX, TO MAINTAIN A STABLE, LOW-COST DEPOSIT BASE

- *Low cost of deposits[2] driven by high levels of noninterest deposits (96% of total deposits).*
- *Achieved 0.07% cost of funds from all deposits and borrowings and total cost of deposits of 0.01% for 1Q23[2].*
- *$2.23 billion of off-balance sheet customer deposits in custody of program banks.*
- *Prioritizing acquisition of stable BaaS deposits, which can generate higher levels of fee income.*

TARGET OF 2X OPERATING LEVERAGE

- *Efficiency ratio of 68.81% compared to 59.26% as of December 31, 2021.[1]*
- *Ongoing initiatives to drive long-term simplification and optimize existing business platforms through the establishment of a business transformation office.*

[1] *Adjusted efficiency ratio (excluding the gain on sale of trademarks and rebranding expenses) for the twelve months ended December 31, 2022 was 67.10%. See appendix for Non-GAAP financial measures reconciliations.*
[2] *See slide 13 (Low-cost Deposits) for additional detail on deposit costs.*

8 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation9 Fiscal Year 2023 Earnings Guidance 1 Includes gain on sale of trademarks and rebranding-related expenses. 2 The percentage change is calculated by using the midpoint of the respective ranges. (Earnings per share amounts) Prior Updated % Change2 Diluted earnings per share - GAAP $5.25 - $5.75 $5.55 - $5.95 5% Less: Net extraordinary items, net of tax1 $0.15 $0.15 Diluted earnings per share - Adjusted $5.10 - $5.60 $5.40 - $5.85 5% KEY DRIVERS OF EARNINGS PER SHARE GROW TH Commercial Finance growth while maintaining collateral- based lending discipline Maintain leadership in BaaS producing fee income and low- cost deposits3 Expansion of Net Interest Margin Continued share repurchases 3 See slide 13 (Low-cost Deposits) for additional detail on deposit costs.

Summary Financial Results

First Quarter Ended December 31, 2022

INCOME STATEMENT

($ in thousands, except per share data)	1Q22	4Q22	1Q23
Net interest income	71,613	79,760	84,057
Provision for credit losses	186	(2,648)	9,776
Total noninterest income	86,591	43,456	65,777
Total noninterest expense	82,436	103,030	105,059
Net income before taxes	75,582	22,834	34,999
Income tax expense (benefit)	14,276	(1,272)	6,577
Net income before non-controlling interest	61,306	24,106	28,422
Net income (loss) attributable to non-controlling interest	(18)	686	580
Net income attributable to parent	**61,324**	**23,420**	**27,842**
Less: Allocation of earnings to participating securities[1]	953	393	402
Net income attributable to common shareholders[1]	60,371	23,027	27,440
Earnings per share, diluted	**$2.00**	**$0.81**	**$0.98**
Average diluted shares	30,260,655	28,581,236	28,086,823

[1] Amounts presented are used in the two-class earnings per common share calculation.

Revenue of $149.8 million, a 5% decrease compared to $158.2 million for the same quarter in fiscal 2022.

- *First quarter 2023 and 2022 include trademark sale gains of $10 million and $50 million, respectively.*
- *Net interest income increased $12.4 million compared to the prior year due to increased yields and an improved earning asset mix.*
- *Card and deposit fee income increased $12.3 million, which included $12.9 million from servicing fee income on off-balance sheet deposits.*
- *1Q22 includes losses on the Community Bank portfolio sale and a venture capital investment.*

Noninterest expense of $105.1 million, an increase of 27% compared to $82.4 million for the fiscal 2022 first quarter.

- *The increase in expense was primarily driven by compensation, rebranding costs and contractual card processing expenses.*
- *Card processing expenses related to structured agreements with BaaS partners were $14.0 million for the quarter, as compared to $0.1 million in the prior year.*
- *Expenses for the first quarter of 2023 included $3.7 million related to rebranding. Noninterest expense was up 23% over the prior year quarter when excluding these one-time expenses for the quarter.*

10 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial Inc. (Nasdaq: CASH) | Quarterly Investor Presentation11 Balance Sheet Highlights First Quarter Ended December 31, 2022 BALANCE SHEET PERIOD ENDING ($ in thousands) 1Q22 4Q22 1Q23 Cash and cash equivalents 1,230,100 388,038 369,169 Investments 1,833,733 1,924,551 1,888,343 Loans held for sale 36,182 21,071 17,148 Loans and leases (HFI) 3,684,261 3,536,305 3,509,730 Allowance for credit losses (67,623) (45,947) (52,592) Other assets 893,005 923,392 927,427 Total assets 7,609,658 6,747,410 6,659,225 Total deposits 6,525,569 5,866,037 5,789,132 Total borrowings 92,274 36,028 34,977 Other liabilities 165,658 200,205 175,983 Total liabilities 6,783,501 6,102,270 6,000,092 Total stockholders’ equity 826,157 645,140 659,133 Total liabilities and stockholders’ equity 7,609,658 6,747,410 6,659,225 Loans (HFI) / Deposits 56% 60% 61% Net Interest Margin 4.59% 5.21% 5.62% Return on Average Assets 3.49% 1.39% 1.71% Return on Average Equity 29.69% 12.82% 17.18%

Deposits held on Balance Sheet Pathward’s BaaS business generates fee income and low-cost deposits leading to high levels of noninterest- bearing deposits (96% of total deposits). The BaaS business’ ability to attract and maintain these low-cost deposits provides a powerful competitive advantage. Noninterest-bearing deposits as a percentage of total deposits has increased every year since 2018, from 54% in 4Q18 to 96% as of 1Q23. $2.23 billion of off-balance sheet customer deposits currently held in custody at program banks. These off- balance sheet deposits earn recordkeeping service fee income, typically reflective of the Effective Fed Funds Rate. 1Q23 deposits elevated due to seasonal holiday- related gift cards and other products. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation12 Low-cost Deposits HIGHLIGHTS Deposit Breakdown End of Period Deposits ($B) 7.1 7.2 8.0 1.3 1.4 1.7 2.4 3.2 4.4 4.3 5.0 5.5 5.9 5.8 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 1Q23 Total Deposits, including those held at program banks 96.37% 3.51% 0.12% Non Interest Bearing Deposits Interest Bearing Non- Time Deposits Time Deposits

Low-cost Deposits

HIGHLIGHTS

- Pathward is benefitting from the deposit optimization strategy that included transitioning away from higher cost interest-bearing wholesale deposits in favor of growing BaaS deposits.
- As of December 31, 2022, approximately 43% of the deposit balances were subject to variable card processing expenses, derived from contractual agreements with certain BaaS partners tied to a rate index, typically the Effective Fed Funds Rate.
- Contractual card processing costs are more impactful in today's environment than they were in 2019-2021 due to the meaningful growth in BaaS deposits. These costs reprice immediately upon a change in the applicable rate index, leading to an instant cost increase as compared to the earning-asset yields that will generally experience more of a lag in repricing.



Cost of Deposits
2.22%
1.99%
1.03%
0.91%
3.65%
0.99%
0.26%
0.01%
1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23
Total Cost Including Contractual Card Processing Expense
Cost of Interest Bearing Deposits
Cost of Total Deposits
Quarterly Average Effective Fed Funds Rate

13 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Noninterest income continues to represent greater than 40% of total revenue. Majority of non-interest income fees are generated by the Company’s BaaS business line. Other major items include leasing rental income and other loan & lease fees. Pathward’s large fee income base provides stability through interest rate and credit cycles, while propelling continued revenue growth. In the first quarter of Fiscal Year 2023, the Company recognized $10 million of fee income associated with the sale of the Meta trademarks. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation14 Diversified Noninterest Income Streams HIGHLIGHTS Refund Transfer Product Fees 1% Refund Advance Product Fees 1% Card and Deposit Fees 68% Rental Income 23% Other Income 7% FY23 Noninterest Income Breakdown1 1 Excludes gain on sale of trademarks. Noninterest income 40% Net interest income 60% FY23 Revenue Breakdown1

Overview of Loan Portfolio

($ in millions)

Segment	Business Line	Balance Sheet Category	1Q22	4Q22	1Q23	MRQ Yield	% of Total
Commercial Finance	**Structured Finance**						
	Guaranteed portion of US govt SBA/USDA loans	SBA/USDA	44.6	194.9	196.0		
	Unguaranteed portion of US govt SBA/USDA loans	SBA/USDA	101.1	150.8	152.3		
	Paycheck Protection Program (PPP) loans	SBA/USDA	63.8	13.5	8.8		
	Renewable energy debt financing[1] (term lending only)	Term lending	273.4	153.9	114.7		
	Other	Term lending	291.7	353.5	365.5		
		TOTAL	**774.6**	**866.6**	**837.3**	**5.55%**	**24%**
	Equipment Finance						
	Large ticket	Lease financing	213.7	187.6	170.1		
		Term lending	203.7	340.0	444.4		
	Small ticket	Lease financing	21.6	14.2	12.0		
		Term lending	269.6	242.9	235.5		
	Other	Lease financing	10.0	8.9	7.7		
		TOTAL	**718.6**	**793.6**	**869.7**	**6.69%**	**25%**
	Working Capital						
		Asset-based lending	337.2	351.7	359.5		
		Factoring	403.0	372.6	338.6		
		TOTAL	**740.2**	**724.3**	**698.1**	**12.53%**	**20%**
	Specialty Finance						
		Insurance premium finance	385.5	479.8	437.0		
		Other commercial finance	178.9	159.4	164.7		
		TOTAL	**564.3**	**639.2**	**601.7**	**5.99%**	**17%**
Consumer Lending	Consumer credit programs	Consumer credit programs	173.3	144.4	130.8		
	Private student loans	Other consumer finance	92.0	-	-		
	Other consumer lending	Other consumer finance	52.4	25.3	56.2		
		TOTAL	**317.8**	**169.7**	**187.0**	**8.63%**	**5%**
Tax Services	Tax preparer loans	Tax services	73.6	0.2	30.4		
	Refund advance loans	Tax services	26.7	8.9	-		
		TOTAL	**100.3**	**9.1**	**30.4**	**< 1%**	**1%**
Corporate		Warehouse finance	466.8	326.9	279.9		
		TOTAL	**466.8**	**326.9**	**279.9**	**8.09%**	**8%**
	Total Lending Portfolio (HFI)		**3,682.6**	**3,529.3**	**3,504.1**	**7.70%**	**100%**

[1]Total renewable energy debt financing outstanding was $361.9 million as of 1Q23. Majority of balances in term lending balance sheet category.

15 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation16 Commercial Finance Attributes by Asset Class WORKING CAPITAL FINANCE • Provides working capital for new or growing companies to meet short-term operational requirements • Primarily variable rate loans with majority of floors at or above 6% • Bank typically has dominion of funds • Heavily collateral-managed • Historically excels during economic downturns EQUIPMENT FINANCE • Loan and lease financing to provide access to needed equipment • Typically secured with mission- critical equipment • Borrowers range from start-up companies to investment grade companies • Primarily fixed rate loans and leases • Flexibility to sell direct originations to secondary market STRUCTURED FINANCE • Funding to small and midsized businesses and rural borrowers to fund growth, expansion, and restructuring • SBA, USDA, and conventional loans with fixed or variable interest rates • Debt refinance, leveraged acquisitions, and alternative energy project finance • SBA and USDA guarantees can be sold on the secondary market INSUR ANCE PREMIUM FINANCE • Short-term financing to facilitate the purchase of property, casualty, and liability insurance premiums • Average term of 10 months • Fixed rate loans • Collateralized by insurance premiums • Very low historical loss rate

Loan Portfolio Interest Rate Sensitivity

HIGHLIGHTS

- As of December 31, 2022, $1.2B, or 35% of loans and leases contained floating or variable interest rates. Of these, $0.9B are tied to Fed Funds or Prime, with the remaining tied to either LIBOR or the CMT.
- Of the $1.2B variable interest rate loans, approximately 71% utilized floor rates in some capacity.
- As of December 31, 2022, all variable loans with floors were at or above their floors. This compares to 99% as of September 30, 2022, and 73% as of December 31, 2021.
- Due to the recent sharp rise in interest rates, asset mix changes and overall market conditions, a lag is expected before new and existing loans fully reprice.

Total Loan and Lease Portfolio Pricing Attributes[1]


49%
16%
35%
Fixed Rate > 1 Year
Fixed Rate < 1 Year
Floating or Variable

[1] Fixed rate loans and leases are shown for contractual periods.

Net Interest Margin and Loan Yields


7.32%
6.76%
6.65%
6.98%
7.00%
6.74%
6.90%
6.93%
6.96%
7.22%
6.69%
7.12%
7.70%
4.94%
4.78%
3.28%
3.77%
4.65%
3.07%
3.75%
4.35%
4.59%
4.80%
4.76%
5.21%
5.62%
4.92%
4.71%
3.28%
3.77%
4.64%
3.06%
3.75%
4.34%
4.59%
4.79%
4.62%
4.73%
4.68%
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
NIM[1]
Non-GAAP NIM[2]
Loan Yields

[1] Declines in NIM in FY20 and FY21 associated with elevated cash balances from government stimulus programs
[2] Non-GAAP NIM includes contractual card processing expenses associated with higher interest rates

17 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation18 Interest Rate Risk Management December 31, 2022 -2,000 0 2,000 4,000 Month 1-12 Month 13-36 Month 37-60 Month 61-180 V o lu m e ( $ M M ) Period Variance Total Assets Total Liabilities Asset/Liability Gap Analysis 1 Fixed rate securities, loans and leases are shown for contractual periods. 6% 23% 10% 61% Fixed Rate > 1 Year Earning Asset Pricing Attributes1 Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable) • Data presented on this page is reflective of the company’s asset mix at a point in time and calculated for regulatory purposes. Future rate changes would impact a multitude of variables beyond the company’s control, and as a result, the data presented is not intended to be used for forward-looking modeling purposes. • Management’s focus is on selectively adding duration to improve yield and protect margin against falling rates. • Interest rate risk modeling shows asset sensitive balance sheet; net interest income graph shows impact of an instantaneous, parallel rate shock, a gradual parallel ramp, and an alternative view. • Management employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. -10% 5% 20% 35% -100 +100 +200 +300 Parallel Shock Ramp Alternative Year 1 12-Month Interest Rate Sensitivity from Base Net Interest Income Parallel Shock is a statutorily required calculation of the impact of an immediate rise in rates, assuming other variables remain unchanged. Ramp reflects additional modeling of more gradual increases in interest rates. Alternative Year 1 mirrors the Parallel Shock scenario with the additional incorporation of the company’s card fee income and card processing expenses impacted by interest rates.

Asset Quality

Nonperforming Assets ("NPAs")

($ in millions)



0.58%
0.56%
0.40%
0.46%
0.68%
$44.3
$38.3
$26.8
$30.9
$45.0
1Q22
2Q22
3Q22
4Q22
1Q23
Period Ended
NPAs
NPAs / Total Assets

Nonperforming Loans ("NPLs")

($ in millions)



1.16%
0.95%
0.71%
0.82%
1.16%
$43.2
$35.8
$26.6
$29.2
$40.9
1Q22
2Q22
3Q22
4Q22
1Q23
Period Ended
NPLs
NPLs / Total Loans

Adjusted Net Charge-Offs ("NCOs")[1]

Excludes Tax Services NCOs and Related Seasonal Average Loans

($ in millions)



0.48%
0.37%
1.25%
0.68%
0.71%
0.46%
0.63%
0.45%
0.61%
0.25%
$3.4
$11.4
$4.2
$4.1
$2.2
1Q22
2Q22
3Q22
4Q22
1Q23
Period Ended
Adj. NCOs
Adj. NCOs / Adj. Average Loans
Adj. NCOs / Adj. Average Loans - LTM

KEY CREDIT METRICS

- Annualized adjusted net charge-offs[1]:
  - 0.25% of average loans in 1Q23
  - 0.61% of average loans over last 12 months
- Allowance for credit loss of $52.6 million, or 1.50% of total loans and leases, a 34bps decrease from the prior year.
- Increase in the 1Q23 allowance for credit loss compared to 4Q22 was attributable to an increase in the commercial finance coverage ratio due to the specific reserve on an individually evaluated loan relationship.
- The increase in NPAs / NPLs was driven by an increase in nonperforming commercial finance loans. Tax services and consumer finance both improved in 1Q23 as compared to 4Q22.

[1] Non-GAAP financial measures, see appendix for reconciliations. Tax services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

19 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation20 Capital and Sources of Liquidity Regulatory Capital as of December 31, 2022 At December 31, 2022¹ Pathward Financial, Inc. Pathward, N.A. Tier 1 Leverage 8.37% 8.68% Common Equity Tier 1 12.31% 13.09% Tier 1 Capital 12.63% 13.09% Total Capital 14.29% 14.29% Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $370 Unpledged Investment Securities $165 FHLB Borrowing Capacity $675 Funds Available through Fed Discount Window $200 PPP Loan Collateral $7 Unsecured Lines of Credit $580 - $625 Deposit Balances Held at Other Banks $2,228 1 Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes. Amounts are preliminary pending completion and filing of the Company's regulatory reports. . 7.39% 6.80% 8.23% 8.10% 8.37%8.52% 7.79% 8.22% 8.19% 8.68% 1Q22 2Q22 3Q22 4Q22 1Q23 Tier 1 Leverage Ratio 13.80% 14.16% 13.44% 13.88% 14.29%14.16% 14.52% 13.43% 13.57% 14.29% 1Q22 2Q22 3Q22 4Q22 1Q23 Total Capital Ratio Pathward Financial, Inc. Pathward, N.A. Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

APPENDIX

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation22 Non-GAAP Reconciliation Adjusted Net Income and Adjusted Earnings Per Share For the quarter ended ($ in thousands, except per share data) 1Q22 4Q22 1Q23 Net income - GAAP 61,324 23.420 27,842 Less: Gain on sale of trademarks 50,000 - 10,000 Add: Rebranding Expenses 3 6,899 3,737 Add: Separation related expenses 86 1,029 11 Add: Income tax effect 12,572 (1,029) 1,575 Adjusted Net Income 23,985 30,319 23,165 Less: Allocation of earnings to participating securities1 373 508 335 Adjusted net income attributable to common shareholders 23,612 29,811 22,830 Adjusted earnings per common share, diluted $0.78 $1.04 $0.81 Average diluted shares 30,260,655 28,581,236 28,086,823 1 Amounts presented are used in the two-class earnings per common share calculation.

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation23 Non-GAAP Reconciliation 1 Tax Services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line. For the quarter ended ($ in thousands) Dec 31, 2021 Mar 31, 2022 Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Net Charge-offs 1,129 11,226 12,198 26,664 3,217 Less: Tax services net charge-offs (2,313) (183) 7,992 22,594 1,033 Adjusted Net Charge-offs 3,442 11,409 4,206 4,050 2,184 Quarterly Average Loans and Leases 3,706,975 4,244,644 3,747,631 3,618,678 3,524,924 Less: Quarterly Average Tax Services Loans 33,604 594,166 62,934 35,484 25,231 Adjusted Quarterly Average Loans and Leases 3,673,371 3,650,478 3,684,697 3,583,194 3,499,693 Annualized NCOs/Average Loans and Leases 0.12% 1.06% 1.30% 2.95% 0.37% Adjusted Annualized NCOs/Adjusted Average Loans and Leases1 0.37% 1.25% 0.46% 0.45% 0.25% Adjusted Annualized NCOs and Adjusted Loans and Leases

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation24 Non-GAAP Reconciliation For the last twelve months ended ($ in thousands) Dec 31, 2021 Mar 31, 2022 Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Noninterest Expense - GAAP 353,544 360,733 375,860 385,275 407,899 Net Interest Income 284,605 294,555 298,231 307,324 319,768 Noninterest Income 312,039 308,352 299,893 293,807 272,993 Total Revenue: GAAP 596,644 602,907 598,124 601,131 592,761 Efficiency Ratio, LTM 59.26% 59.83% 62.84% 64.09% 68.81% For the last twelve months ended ($ in thousands) Dec 31, 2021 Mar 31, 2022 Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Noninterest Expense - GAAP 353,544 360,733 375,860 385,275 407,899 Less: Rebranding Expenses 3 2,822 6,249 13,148 16,883 Adjusted noninterest Expense 353,541 357,911 369,611 372,127 391,016 Net Interest Income 284,605 294,555 298,231 307,324 319,768 Noninterest Income 312,039 308,352 299,893 293,807 272,993 Less: Gain on sale of trademarks 50,000 50,000 50,000 50,000 10,000 Total Adjusted Revenue: 546,644 552,907 548,124 551,131 582,761 Efficiency Ratio, LTM 64.67% 64.73% 67.43% 67.52% 67.10% Efficiency Ratio Adjusted Efficiency Ratio

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation25 Commercial Finance Concentrations by Industry1 Manufacturing Utilities Transportation and Warehousing Wholesale Trade Finance and Insurance Other Services (except Public Administration) Health Care and Social Assistance Construction Mining, Quarrying, and Oil and Gas Extraction Nonclassifiable Establishments Administrative and Support and Waste Management and Remediation… Professional, Scientific, and Technical Services Real Estate and Rental and Leasing Accommodation and Food Services Retail Trade Information Arts, Entertainment, and Recreation Agriculture, Forestry, Fishing and Hunting Educational Services Management of Companies and Enterprises Public Administration $- $100 $200 $300 $400 $ in millions 1 Distribution by NAICS codes; excludes certain joint ventures; calculated based on aggregate principal amount of commercial finance loans and leases; includes operating lease rental equipment of $231.1M MANUFACTURING 47% Asset-based lending 14% Factoring 14% Term lending 13% Lease financing 12% Other TRANSPORTATION & WAREHOUSING 58% Factoring 18% Term lending 17% Insurance premium finance 7% Other UTILITIES 57% SBA/USDA 36% Term lending 6% Rental equipment, net 1% Other